Exhibit 99.1

ISTA Pharmaceuticals Announces Receipt of Subpoena Relating to Promotional Practices for XIBROM(TM)

IRVINE, Calif., April 10 /PRNewswire-FirstCall/ — ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), today reported that it has received a subpoena from the United States Attorney’s Office in Buffalo requesting the production of documents regarding promotional, educational and other activities relating to Xibrom(TM) (bromfenac sodium ophthalmic solution) 0.09%.

It is ISTA’s policy to fully comply with all applicable U.S. and foreign laws, rules and regulations of governmental agencies or other authorities. In particular, the Company’s code of conduct and legal compliance statutes are intended to ensure full compliance with all laws, rules and regulations governing the sale and marketing of pharmaceutical products.

ISTA plans to fully cooperate in responding to the subpoena.

About Ista Pharmaceuticals

ISTA Pharmaceuticals is an ophthalmic pharmaceutical company. ISTA’s products and product candidates addressing the $4.7 billion U.S. prescription ophthalmic industry include therapies for inflammation, ocular pain, glaucoma, allergy, and dry eye. The Company currently markets three products and is developing a strong product pipeline to fuel future growth and market share. The Company’s product development and commercialization strategy is to launch a new product every 12 to 18 months, thereby continuing its growth to become the leading niche ophthalmic pharmaceutical company in the U.S. For additional information regarding ISTA, please visit ISTA Pharmaceuticals’ website at http://www.istavision.com.

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Without limiting the foregoing, but by way of example, statements contained in this press release related to bringing a new product to market every 12 to 18 months, and becoming the leading niche ophthalmic pharmaceutical company are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others: timely and successful implementation of ISTA’s strategic initiatives; delays and uncertainties related to ISTA’s research and development programs (including the difficulty of predicting the timing or outcome of product development efforts and the FDA or other regulatory agency approval or actions); uncertainties and risks regarding market acceptance of and demand for ISTA’s approved products and the impact of competitive products and pricing; uncertainties and risks related to ISTA’s ability to properly manage its growth; uncertainties and risks regarding the continued timely performance by ISTA’s strategic partners of their respective obligations under existing collaborations and licensing arrangements; uncertainties and risks related to the continued availability of third party sourced products and raw materials on commercially reasonable terms, or at all; uncertainties and risks related to successful compliance with FDA and or other governmental regulations applicable to ISTA’s facilities, products and/or business; uncertainties and risks related to the scope, validity, and enforceability of patents related to ISTA’s products and technologies and the impact of patents and other intellectual property rights held by third parties; and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2007.

SOURCE ISTA Pharmaceuticals, Inc.

-0-                04/10/2008

/CONTACT: Vince Anido, +1-949-788-5311, vanido@istavision.com, or Investors, Lauren Silvernail, +1-949-788-5302, lsilvernail@istavision.com, both of ISTA Pharmaceuticals; Juliane Snowden, jsnowden@burnsmc.com, or Media, Justin Jackson, +1-212-213-0006, jjackson@burnsmc.com, both of Burns McClellan, for ISTA Pharmaceuticals/

/First Call Analyst: /

/FCMN Contact: szhang@burnsmc.com /

/Web site: http://www.istavision.com /

(ISTA)